Exhibit 99.1

News Release

For more information, contact: Steven D. Schwartz, Vice President-Investor Relations (515) 273-3763 sschwartz@american-equity.com

FOR IMMEDIATE RELEASE

June 10, 2020

American Equity Prices $300 Million Public Offering of Depositary Shares Representing Series B Preferred Stock

WEST DES MOINES, Iowa (June 10, 2020) - American Equity Investment Life Holding Company (NYSE: AEL) (“American Equity” or the “Company”) announced today that it has priced a public offering of 12 million depositary shares, each of which represents a 1/1,000th interest in a share of its 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B, par value $1.00 and $25,000 liquidation preference per share (equivalent to $25.00 per depositary share). The Company intends to list the depositary shares on the NYSE under the symbol “AELPRB.” The offering is expected to close on June 17, 2020, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include contributions to the capital and surplus of its life insurance subsidiaries and working capital.

Morgan Stanley & Co. LLC, BofA Securities, Inc., RBC Capital Markets, LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering.

The offering is being made pursuant to an existing effective shelf registration statement (including a prospectus) filed with the U.S. Securities and Exchange Commission (the “SEC”) and is being made solely by means of a prospectus supplement and accompanying base prospectus. Copies of the prospectus supplement and related base prospectus may be obtained from the SEC’s website at www.sec.gov or upon request to: Morgan Stanley & Co. LLC, 180 Varick Street, New York, New York 10014, Attention: Prospectus Department, at 1-866-718-1649 or prospectus@morganstanley.com; BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, at dg.prospectus_requests@bofa.com or 1-800-294-1322; RBC Capital Markets, LLC, toll free at 1-866-375-6829 or rbcnyfixedincomeprospectus@rbccm.com; Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service at wfscustomerservice@wellsfargo.com or toll free at 1-800-645-3751; or J.P. Morgan Securities LLC, 383 Madison Ave, New York, NY 10179, at 1-212-834-4533.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the depositary shares, nor shall there be any offer or sale of the depositary shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance”, “expect”, “anticipate”, “believe”, “goal”, “objective”, “target”, “may”, “should”, “estimate”, “projects” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the company’s Form 10-K filed with the SEC. Forward-looking statements speak only as of the date the statement was made, and the Company undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

ABOUT AMERICAN EQUITY

American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, is a leading issuer of fixed index annuities through independent agents, banks and broker-dealers. American Equity Investment Life Holding Company, a New York Stock Exchange listed company (NYSE: AEL), is headquartered in West Des Moines, Iowa.